Exhibit 99.1

Summit Midstream Partners, LP 910 Louisiana Street, Suite 4200 Houston, TX 77002

Summit Midstream Partners, LP Announces Extension of Early Tender Deadline

Relating to Tender Offers for Outstanding 2025 and 2022 Senior Notes

Houston, Texas (September 9, 2020) – Summit Midstream Partners, LP (NYSE: SMLP) (the “Partnership” or “SMLP”) announced today that its subsidiaries, Summit Midstream Holdings, LLC and Summit Midstream Finance Corp. (collectively, the “Issuers”), have amended their previously announced cash tender offers (the “Tender Offers”) to purchase a portion of the Issuers’ outstanding 5.50% Senior Notes due 2022 (“2022 Notes”) and outstanding 5.75% Senior Notes due 2025 (“2025 Notes” and, together with the 2022 Notes, the “Notes”) in separate modified “Dutch Auctions” pursuant to the terms and subject to the conditions set forth in the Offer to Purchase, dated August 25, 2020 (as may be amended or supplemented from time to time, the “Offer to Purchase”). The maximum amount of 2025 Notes that may be purchased in the Tender Offers will be a principal amount of 2025 Notes that could be purchased with a purchase price, excluding Accrued Interest (as defined in the Offer to Purchase), of up to $60,000,000, and the maximum amount of 2022 Notes that may be purchased in the Tender Offers will be a principal amount of 2022 Notes that could be purchased with a purchase price, excluding Accrued Interest, of up to $60,000,000 less the aggregate purchase price, excluding Accrued Interest, of 2025 Notes purchased in the Tender Offers.

The Issuers are extending the Early Tender Deadline (as defined in the Offer to Purchase) to 5:00 p.m., New York City time, on Wednesday, September 16, 2020.

As of 5:00 p.m., New York City time, on Tuesday, September 8, 2020, according to information provided by D.F. King & Co., Inc., the Tender and Information Agent for the Tender Offers, approximately $32,919,000 aggregate principal amount of the 2022 Notes had been validly tendered and not withdrawn and approximately $33,012,000 aggregate principal amount of the 2025 Notes had been validly tendered and not withdrawn. The Withdrawal Deadline (as defined in the Offer to Purchase) expired at 5:00 p.m., New York City time, on September 8, 2020. As such, Notes tendered in the Tender Offers after that time may not be withdrawn, except as required by law.

The Tender Offers remain scheduled to expire at 11:59 p.m., New York City time, on September 22, 2020, unless extended. The Issuers plan to settle the Tender Offers on September 24, 2020.

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase that was sent to the Holders. Copies of the Offer to Purchase may be obtained from the Tender and Information Agent, D.F. King & Co., Inc., at 800-967-5084 (toll free) for noteholders, 212-269-5550 for banks and brokers or smlp@dfking.com.

THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL ANY OF THE NOTES. THIS PRESS RELEASE IS NOT A SOLICITATION FOR ACCEPTANCE OF THE TENDER OFFERS. THE PARTNERSHIP IS MAKING THE TENDER OFFERS ONLY BY, AND PURSUANT TO THE TERMS OF THE OFFER TO PURCHASE AND OTHER RELATED DOCUMENTS. THE TENDER OFFERS ARE NOT BEING MADE IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. NONE OF THE ISSUERS, THE PARTNERSHIP, OUR GENERAL PARTNER, ITS BOARD OF DIRECTORS, OFFICERS OR EMPLOYEES, THE TENDER AND INFORMATION AGENT OR THE DEALER MANAGER FOR THE TENDER OFFERS MAKES ANY RECOMMENDATION IN CONNECTION WITH THE TENDER OFFERS. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS UNLAWFUL.

About Summit Midstream Partners, LP

SMLP is a value-driven limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in unconventional resource basins, primarily shale formations, in the continental United States. SMLP provides natural gas, crude oil and produced water gathering services pursuant to primarily long-term and fee-based gathering and processing agreements with customers and counterparties in six unconventional resource basins: (i) the Appalachian Basin, which includes the Utica and Marcellus shale formations in Ohio and West Virginia; (ii) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (iii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iv) the Permian Basin, which includes the Bone Spring and Wolfcamp formations in New Mexico; (v) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; and (vi) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMLP has an equity investment in Double E Pipeline, LLC, which is developing natural gas transmission infrastructure that will provide transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMLP also has an equity investment in Ohio Gathering, which operates extensive natural gas gathering and condensate stabilization infrastructure in the Utica Shale in Ohio. SMLP is headquartered in Houston, Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws, including, without limitation, information concerning completion of the Tender Offers, the terms and timing of the Tender Offers, and the impact of completion of the Tender Offers. The Issuers may modify the terms or timing of the Tender Offers with requisite notice. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements including statements about the Tender Offers and statements about the Notes that remain outstanding after the Tender Offers, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause SMLP’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMLP is contained in its 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2020, Quarterly Report on Form 10-Q for the three months ended March 31, 2020 filed with the Securities Exchange Commission on May 8, 2020, and Quarterly Report on Form 10-Q for the three months ended June 30, 2020 filed with the Securities Exchange Commission on August 10, 2020, each as amended and updated from time to time. Any forward-looking statements in this press release, are made as of the date of this press release and SMLP undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Contact: Ross Wong, Senior Director, Corporate Development & Finance, 832-930-7512, ir@summitmidstream.com

SOURCE: Summit Midstream Partners, LP

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